Exhibit 99.1

FinTech Evolution Acquisition Group Announces Receipt of Notice from the New York Stock Exchange Regarding Late Filing of Quarterly Report on Form 10-Q

New York, New York, June 2, 2021 (GLOBE NEWSWIRE) – FinTech Evolution Acquisition Group (NYSE: FTEV) (the “Company”) today announced that it has received a notice (“Notice”) from the NYSE Regulation staff of the New York Stock Exchange (the "NYSE") as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the "Form 10-Q") in a timely fashion. The Notice advised the Company that it was not in compliance with the NYSE's continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on May 17, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on May 24, 2021. The Company was unable to meet the filing deadline for its Form 10-Q due to the Company’s evaluation of whether its outstanding warrants should be accounted for as a liability and the scope and process for updating the Company’s financial statements accordingly.

The NYSE has informed the Company that, under the NYSE's rules, the Company will have six months from the filing due date (May 24, 2021) to file its Form 10-Q with the SEC. The Company can regain compliance with NYSE listing standards during this six-month period when the Company files its Form 10-Q with the SEC. During the six-month period, the NYSE will closely monitor the status of the Company's late filing and related public disclosures. If the Company fails to file its Form 10-Q within such six-month period, the NYSE may, in its sole discretion, allow the Company's units, warrants and ordinary shares to trade for up to an additional six months depending on specific circumstances, as outlined in the rule. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence. If the NYSE determines that an additional trading period of up to six months is appropriate and the Company fails to file its Form 10-Q and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence. Regardless of the procedures described above, the NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

As noted above, the Company is working diligently to complete its Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable to regain compliance with NYSE continued listing standards.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual.

About.

FinTech Evolution Acquisition Group is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its efforts on Financial Technology and technology-enabled services (“FinTech”) businesses that offer specific technology solutions, broader technology software, or services/products to the financial services industry.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Rohit Bhagat

650.739.6741

rohit@fintechevolution.net